EXHIBIT 10.6



                           [GRAPHIC] Bathgate Capital
                                     ----------------
                                             PARTNERS


January 23, 2004

Mr. Douglas D. Cole
Chief Executive Officer
Trinity Learning Corporation
1831 Second Street
Berkeley, CA 94710

Dear Doug:

We are pleased to confirm the engagement of Bathgate Capital Partners LLC ("Bathgate Capital") by Trinity Learning Corporation (the "Company") as non-exclusive finder in connection with the introduction to the Company of potential investors in the securities of the Company. The negotiation of an investment shall be made directly between the Company and the investor pursuant to agreements entered into between the investor and the Company. The Company is presently seeking up to USD 10,000,000 in equity or debentures from investors.

     Our services hereunder shall include searching for qualified investors and coordinating visits with potential investors. At the request of the Company, and, if appropriate, for additional compensation, we may provide additional services, including performance of a valuation analysis of the Company and assisting the Company with negotiating the financial aspects of an investment. Our work will not include any services that constitute the rendering of any legal opinions or performance of work that is in the ordinary purview of a Certified Public Accountant. We will have complete control over the manner in which we perform services hereunder. All final decisions with respect to consultation, advice, and services rendered by us to you shall rest with you, and we shall not have the right or authority to bind you to any obligation or commitment.

     It is our present understanding and intention that we will seek investments only from institutional sources. If the Company would like us to include retail (that is, high net worth individuals) in the search, so that it will be advisable and/or necessary to utilize a Private Placement Memorandum, we will do so with a different agreement and a different fee structure.

     1. Compensation. If, during the Engagement Period or for 12 months after the Engagement Period (as extended) you enter into an agreement that subsequently results in a Financing Transaction with a Bathgate Capital Contact, you shall pay us a fee of 6% in cash of any equity capital raised plus stock purchase warrants ("Warrants") equivalent to 6% of the securities sold by the Company in the transaction (4% cash plus 4% warrants in case of subordinated debt placement or 2% cash plus 2% warrants in case of senior debt placement). A "Bathgate Capital Contact" is (i) any party or entity, or their respective affiliates, referred to the Company by Bathgate Capital, (ii) with whom Bathgate Capital had substantive discussions or participated in negotiations with during the Engagement Period, or (iii) any party or entity referred to the Company directly or indirectly by a Bathgate Capital Contact during the Engagement Period.

     The number of Warrants to be issued to BCP shall be equal to the sum of the total number of shares issued or that would be issued upon conversion of any convertible security sold in the Financing Transaction, multiplied by the applicable percentage. The terms and conditions of the Warrants shall be no less favorable than those contained in any securities issued by the Company in the transaction, shall provide for a term of five years, shall contain standard anti-dilution and cashless exercise provisions; and shall also provide the holders of the Warrants with "piggy-back" and "take-along" registration rights at the Company's cost. The exercise price of the warrants shall be the same price as the securities sold in the Financing Transaction.

     The Contingent Fee shall be paid at the closing of the Financing Transaction for which it is payable; no fee payable to any other finder or advisor shall operate to reduce the fees payable to Bathgate Capital hereunder.

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     2. Expenses. In addition to payment of our fees hereunder, and regardless of whether any Financing Transaction is entered into, you will reimburse us for all reasonable legal, travel and other out-of-pocket expenses incurred in connection with our activities under this agreement. You will reimburse us for such expenses not later than ten days after we present you satisfactory documentation with respect to such expenses, which documentation we will submit to you on a timely basis.

     3. Term of Agreement. Our engagement hereunder is for a period commencing on the date of this letter and continuing until December 31, 2004 or until the maximum amount of capital has been raised, whichever occurs first. Our engagement will be extended for additional three-month periods unless one party notifies the other of its desire not to renew at least ten days before the commencement of any extended term. The term "Engagement Period" as used in this agreement will include the Initial Engagement Period and any extension.

     4. Right to Proceed. You shall have the right, in your sole discretion, to decline to proceed with a Financing Transaction.

     5. Information. You will furnish us (and you agree to request that each prospective Third Party with which you enter into negotiations furnish us) with such information as we believe appropriate to our engagement (all such information so furnished being the "Information"). You represent and warrant to us that all such information concerning the Company and your affiliates is and will be true and accurate in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which such statements are made. You recognize and confirm that we (a) may use and rely primarily on the Information and on information available from generally recognized public sources in performing the services contemplated by this agreement without having independently verified the same,
(b) do not assume responsibility for the accuracy or completeness of the Information, and such other information.

     6. Confidentiality. You agree and understand that as a condition of our furnishing information about prospective financing sources, you will treat confidentially any information our agents or we furnish you. You will not, and you will direct your directors, officers, employees and representatives not to disclose to any other party either the fact that a discussion or negotiations are taking place concerning a possible Financing Transaction, or any of the terms, conditions or other facts with respect to any such possible transaction, unless you have our prior written permission to do so. You also agree that any advice we render, whether formal or informal, will be prepared solely for the confidential use of your Board of Directors and senior management and it will not be reproduced, summarized, described or referred to or given to any other person without our prior written consent.

     We will use our best efforts to maintain all "Confidential Information" confidential except as authorized by you or this agreement. Information will be treated as "Confidential Information" if it is (a) identified as being confidential at the time of disclosure by an appropriate marking on the face thereof; or (b) if the information is provided orally or in any other transitory medium, it is identified as confidential orally at the time of disclosure and in writing within thirty (30) days after such disclosure. Excluded from this confidentiality agreement is Information (i) that is or becomes publicly available through no disclosure by us in violation of me foregoing or is received or becomes lawfully available to us from any third party not then under any obligation of confidentiality to you; (ii) that is required by law or legal process to be made available to third parties; or (iii) that is routinely published by you in accordance with SEC filings, NASD filings, or otherwise publicly released by your management. You specifically authorize us to disclose any information regarding you and the Financing Transaction to a prospective Third Party approved by you.

     We have the right to place advertisements in financial and other newspapers and journals at our own expense describing our services to you hereunder.

     8. No Limitation on Other Engagements. As you know, Bathgate Capital is a full service securities firm and as such may from time to time we may effect transactions, for our own account or the account of our customers; and we hold positions in securities or options on securities of other companies, which may become either a lender or investor for the purpose of this agreement. We shall not by this agreement be prevented or barred from rendering services of the same or similar nature as herein described, or services of any nature whatsoever for, or on behalf of, persons, firms, or corporations other man the Company. You acknowledge that we are not registered or licensed as a broker-dealer with all state securities commissions or other regulatory authorities and that should we introduce you to an institutional investor, venture capital or other potential source of capital, we shall not, and shall not be required to, participate in any negotiations with respect to

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such financing in any state wherein such activity requires prior registration as a securities broker-dealer and is not exempt from such registration. You further acknowledge that nothing in this agreement shall require us to perform services for which the rendering of such services would violate any applicable law.

     9. Arbitration. The parties agree that all controversies which may arise between them concerning any Financing Transaction, the construction, performance or breach of this or any other agreement between them, whether entered into prior, on, or subsequent to the date hereof, or any other matter, including but not limited to, securities activity, investment advice or in any way related thereto, shall be determined by arbitration in accordance with the rules of the American Arbitration Association. This shall inure to the benefit of and be binding on the Company, Bathgate Capital, their officers, directors, registered representatives, agents, independent contractors, employees, sureties, and any person acting on their behalf in relation to acting subject to this agreement. Any award tendered in arbitration may be enforced in any court of competent jurisdiction.

     10. Limitation on Bathgate Capital's Engagement. The obligations of Bathgate Capital described in this agreement consist solely of acting as a finder to the Company. In such capacity, we shall act as an independent contractor, and in no event shall we be required by this agreement to act as your agent or otherwise to represent or make decisions for you. All final decisions with respect to acts of the Company or your affiliates, whether or not made pursuant to or in reliance on information or advice furnished by us hereunder, shall be those of the Company or such affiliates and we shall under no circumstances be liable for any expense incurred or loss suffered by you as a consequence of such decisions.

     11. Indemnification. Recognizing that transactions of this type sometimes result in litigation, the parties agree to the Indemnification provisions set forth in Exhibit A to this Agreement, which are incorporated by reference herein. You agree that, without our prior written consent, you will not settle, compromise, or consent to the entry of any judgment in any pending or threatened claim, action, or proceeding in respect of which indemnification could be sought under the indemnification provision of this agreement (whether or not Bathgate Capital or any other Indemnified Person is an actual or potential party to such claim, action, or proceeding), unless such settlement, compromise, or consent includes an unconditional release of each Indemnified Person from all liability arising out of such claim, action, or proceeding.

     12. No Breach by Company. You represent that consummation of the transactions contemplated herein will not result in a material breach of any of the terms, provisions or conditions of any written agreement to which you are a party.

     13. Notice. Any or all notices, designations, consents, offers, acceptances, or other communications provided for herein shall be given in writing and delivered in person, by a recognized courier service or by a recognized overnight delivery service, or by registered or certified mail, return receipt requested, directed to file address shown below unless notice of a change of address is furnished.

     If to Bathgate Capital:    Bathgate Capital Partners, LLC
                                5350 S. Roslyn Street, Suite 400
                                Greenwood Village, Colorado 80111
                                Attn: Vicki D. E. Barone

     If to the Company:         Trinity Learning Corporation
                                1831 Second Street
                                Berkeley, CA 94710
                                Attn: Douglas Cole, CEO

Any such notice or other communication will be deemed to have been given and received (whether actually received or not) on the day it is personally delivered or delivered by courier or overnight delivery service, or, if mailed, when actually received.

     14. Assignability. If during the term of this Agreement or while warrants or options granted to us pursuant to paragraph 2 above are exercisable, you merge with, consolidate, are acquired, enter into a share exchange, or enter into a sale of conveyance to another entity of substantially all of your assets, the entity that consolidates, merges, acquires, enters into an exchange with, or purchases your assets shall assume the benefits and obligations of this Agreement.

     15. Governing Law. The laws of the State of Colorado governing contracts made and to be performed in Colorado shall govern the agreement expressed herein, without giving effect to principles of conflicts of law.


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[COMPANY]
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party to assign any rights, duties, or obligations that may arise under this agreement without the prior written consent of the other party shall be void.

     17. Counterparts. This agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed the same document.

     18. Entire Agreement/Amendments. This agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and supersedes and cancels any prior communication, understanding, and agreements between the parties. This agreement cannot be modified or changed except by a writing signed by both parties.

     19. Waiver. The party entitled to the benefit thereof may waive any of the terms and conditions of this Agreement at any time and from time to time in writing, but a waiver in one instance shall not be deemed to constitute a waiver in any other instance. A failure to enforce any provision of this Agreement shall not operate as a waiver of this provision or of any other provision hereof.

     20. Survival. The provisions of this agreement relating to the payment of fees and expenses, indemnification, limitations on the liability of Indemnified Parties, contribution, settlements, the status of Bathgate Partners as an independent contractor, the limitation on to whom Bathgate Capital shall owe any duties, and arbitration shall survive any termination of our engagement hereunder.

     21. Severability. In the event that any provision of this Agreement shall be held to be invalid, illegal, or unenforceable in any circumstances, the remaining provisions shall nevertheless remain in full force and effect and shall be construed as if the unenforceable portion or portions were deleted.

     We would appreciate your confirmation of this engagement as stated above. On behalf of Bathgate Capital, I look forward to a successful cooperation.


                              BATHGATE CAPITAL PARTNERS LLC


                              By: /s/ [ILLEGIBLE]
                                  ------------------------
                                  Managing Partner

Accepted and Agreed
To as of the date
First written above:

Trinity Learning Corporation

By: /s/ Doug Cole
    -------------------
    Doug Cole
    CEO